EXHIBIT 7.01

                            JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(f) under the Securities Exchange Act, as amended, the undersigned hereby agree to the joint filing on behalf of each of them on a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per shares, of United International Holdings, Inc. and that this Agreement be included as an Exhibit to such joint filing.

      IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 18th day of April, 1997.


                              SANDLER CAPITAL MANAGEMENT

                              By:      EMEBE Corp.

                                       By:  /s/ Barry Lewis
                                            --------------------------------
                                            Barry Lewis



                                            /s/ Harvey Sandler
                                            --------------------------------
                                            Harvey Sandler



                                            /s/ Michael Marocco
                                            --------------------------------
                                            Michael Marocco



                                            /s/ Barry Lewis
                                            --------------------------------
                                            Barry Lewis



                                            /s/ John Kornreich
                                            --------------------------------
                                            John Kornreich



                                            /s/ Andrew Sandler
                                            --------------------------------
                                            Andrew Sandler